     As filed with the Securities and Exchange Commission on August 4, 1999
                                                     Registration No. 333-______
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              HOMESTORE.COM, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                                          95-4438337
  (State or Other Jurisdiction                                           (I.R.S. Employer
of Incorporation or Organization)                                       Identification No.)

                      225 West Hillcrest Drive, Suite 100
                        Thousand Oaks, California  91360
          (Address of Principal Executive Offices, including Zip Code)

                homestore.com 1999 Employee Stock Purchase Plan
                    homestore.com 1999 Equity Incentive Plan
                      NetSelect 1999 Stock Incentive Plan
                     SpringStreet 1997 Stock Incentive Plan
                      NetSelect 1996 Stock Incentive Plan
                           (Full Title of the Plans)
                                Stuart H. Wolff
               Chairman of the Board and Chief Executive Officer
                              homestore.com, Inc.
                      225 West Hillcrest Drive, Suite 100
                        Thousand Oaks, California  91360
                                 (805) 557-2300
           (Name, Address and Telephone Number of Agent For Service)

                                   Copies to:

                            Gordon K. Davidson, Esq.
                           Laird H. Simons III, Esq.
                            Jeffrey R. Vetter, Esq.
                              David A. Bell, Esq.
                           Andrew J. Schultheis, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                              Palo Alto, CA  94306


                                                    CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------

                                                                Proposed              Proposed
                                           Amount               Maximum               Maximum              Amount of
                                           to be           Offering Price Per    Aggregate Offering      Registration
Title of Securities to be Registered     Registered              Share                 Price                  Fee
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value            7,733,630 (1)           $20.00          $154,672,600.00           $42,999
Common Stock, $0.001 par value            5,921,635 (2)           $ 5.99            35,470,593.65           $ 9,861
-----------------------------------------------------------------------------------------------------------------------------
        TOTAL                            13,655,265                               $190,143,193.65           $52,860
-----------------------------------------------------------------------------------------------------------------------------

(1) Represents the aggregate of 4,900,000 shares reserved for issuance upon exercise of stock options under Registrant's 1999 Stock Incentive Plan, 750,000 shares reserved for issuance upon exercise of stock options under Registrant's 1999 Employee Stock Purchase Plan and 2,083,630 shares available for grant under Registrant's 1999 Equity Incentive Plan.
(2) Represents 3,342,380 shares subject to options outstanding as of June 30, 1999 under Registrant's 1999 Equity Incentive Plan, and 2,579,255 shares subject to options outstanding as of June 30, 1999 under Registrant's 1996 Stock Incentive Plan.

                                    PART II
                                    -------
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------


Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) Registrant's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), which contains audited financial statements of Registrant as of December 31, 1997 and 1998 and for each of the years in the three-year period ended December 31, 1998.

     (b) The description of Registrant's common stock set forth under the caption "Description of Capital Stock" on pages 84 through 88 of the prospectus included in Registrant's registration statement on Form S-1, File No. 333-79689, filed May 28, 1999, and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.    Description of Securities.

           Not applicable.

Item 5.    Interests of Named Experts and Counsel.

           Not applicable.

Item 6.  Indemnification of Directors and Officers and Limitation of Liability.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

     As permitted by Section 145 of the Delaware General Corporation Law, Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

       . for any breach of the director's duty of loyalty to Registrant or its stockholders,
       . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
       . under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; and . for any transaction from which the director derived an improper personal benefit.

     As permitted by the Delaware General Corporation Law, Registrant's Bylaws provide that:

       . Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;
       . Registrant may indemnify its other employees and agents to the extent that it indemnifies its officers and directors, unless otherwise required by law, its certificate of incorporation, its bylaws or agreements to which it is a party;

       . Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and
       . the rights conferred in the Bylaws are not exclusive.

     Registrant has entered into Indemnity Agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in Registrant's Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of Registrant regarding which indemnification is sought, nor is Registrant aware of any threatened litigation that may result in claims for indemnification.

     Reference is also made to Section 7 of the Underwriting Agreement relating to Registrant's initial public offering, effected pursuant to a registration statement on Form S-1 (File No. 333-79689), which provides for the indemnification of officers, directors and controlling persons of Registrant against certain liabilities. The indemnification provision in Registrant's Certificate of Incorporation, Bylaws and the Indemnity Agreements entered into between Registrant and each of its directors and officers may be sufficiently broad to permit indemnification of Registrant's directors and officers for liabilities arising under the Securities Act.

     Registrant maintains directors' and officers' liability insurance and intends to extend that coverage for public securities matters.

     See also the undertakings set out in response to Item 9.

     Reference is also made to the following documents filed as exhibits to this registration statement regarding relevant indemnification provisions described above and elsewhere herein:

         Exhibit Document                                                                                     Number
         ----------------                                                                                     ------
Form of Underwriting Agreement (incorporated by reference to Exhibit 1.01 to Registrant's                      1.01
 registration statement on Form S-1, File No. 333-79689, declared effective August 4, 1999
 (the "Form S-1")).

Registrant's Amended and Restated Certificate of Incorporation dated April 8, 1999                             4.01

Registrant's Amended and Restated Certificate of Incorporation to be filed immediately                         4.02
 after the closing of its underwritten initial public offering

Registrant's Amended and Restated Bylaws dated February 4, 1999                                                4.03

Registrant's Amended and Restated Bylaws to be filed immediately after the closing of its                      4.04
 underwritten initial public offering

Amended and Restated Rights Agreement dated October 16, 1998                                                   4.03

Form of Indemnity Agreement between Registrant and each of its directors and executive                        10.01
 officers (incorporated by reference to Exhibit 10.01 to the Form S-1).


Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.    Exhibits.

Exhibit                                                     Exhibit
 Number                                                      Title
 ------                                                      -----
1.01         Form of Underwriting Agreement (incorporated by reference to Exhibit 1.01 to Registrant's registration statement on Form S-1, File No. 333-79689, declared effective August 4, 1999 (the "Form
             S-1")).

4.01         Registrant's Amended and Restated Certificate of Incorporation dated April 8, 1999 (incorporated by reference to Exhibit 3.01 to the Form S-1).

4.02         Registrant's Amended and Restated Certificate of Incorporation to be filed immediately after the closing of its underwritten initial public offering (incorporated by reference to Exhibit 3.02 to the Form S-1).

4.03         Registrant's Amended and Restated Bylaws dated February 4, 1999 (incorporated by reference to
             Exhibit 3.03 to the Form S-1).

4.04         Registrant's Amended and Restated Bylaws to be filed immediately after the closing of its underwritten initial public offering (incorporated by reference to Exhibit 3.04 to the Form S-1).

4.05         Form of Specimen Certificate for Registrant's common stock (incorporated by reference to Exhibit
             4.01 to the Form S-1).

4.06         NetSelect, Inc. Second Amended and Restated Stockholders Agreement dated January 28, 1999
             (incorporated by reference to Exhibit 4.02.1 to the Form S-1).

4.07         Amendment No.1 to NetSelect, Inc. Second Amended and Restated Stockholders Agreement dated January
             28, 1999 (incorporated by reference to Exhibit 4.02.2 to the Form S-1).

4.08         NetSelect Inc. 1996 Stock Incentive Plan (incorporated by reference to Exhibit 10.16 to the Form
             S-1).

4.09         NetSelect Inc. 1999 Equity Incentive Plan (incorporated by reference to Exhibit 10.18 to the Form
             S-1).

4.10         Registrant's 1999 Stock Incentive Plan (incorporated by reference to Exhibit 10.18 to the Form S-1).

4.11         Registrant's 1999 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.19 to the
             Form S-1).

4.12         InfoTouch Corporation 1994 Stock Incentive Plan (incorporated by reference to Exhibit 10.20 to the
             Form S-1).

5.01         Opinion of Fenwick & West LLP.

10.01        Form of Indemnity Agreement between Registrant and each of its directors and executive officers
             (incorporated by reference to Exhibit 10.01 to the Form S-1).

23.01        Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02        Consent of PricewaterhouseCoopers LLP, independent accountants.

23.03        Consent of Ernst & Young LLP, independent auditors.

23.04        Consent of Deloitte & Touche, independent auditors (incorporated by reference to Exhibit 23.08 to the Form S-1).

24.01        Power of Attorney (see page 6).

Item 9.  Undertakings.

   The undersigned Registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

       (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

       (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering
                                                          ---------
thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) That, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
----

   (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thousand Oaks, State of California, on this 4th day of August, 1999.

                                 HOMESTORE.COM, INC.

                                 By:  /s/ John M. Giesecke, Jr.
                                      -------------------------
                                      John M. Giesecke, Jr.
                                      Chief Financial Officer and Secretary


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints John M. Giesecke, Jr. and Stuart H. Wolff, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                    Title                          Date
               ---------                                    -----                          ----
Principal Executive Officer:


/s/ Stuart H. Wolff                        Chairman of the Board, Chief Executive     August 4, 1999
----------------------------------------   Officer and Director
Stuart H. Wolff

Principal Financial Officer and
Principal Accounting Officer

/s/ John M. Giesecke, jr.                  Chief Financial Officer and Secretary      August 4, 1999
----------------------------------------
John M. Giesecke, Jr.

Additional Directors

/s/ Richard R. Janssen                     Director                                   August 4, 1999
----------------------------------------
Richard R. Janssen

/s/ Michael C. Brooks                      Director                                   August 4, 1999
----------------------------------------
Michael C. Brooks

/s/ Nigel D. T. Andrews                    Director                                   August 4, 1999
----------------------------------------
Nigel D. T. Andrews

/s/ L. John Doerr                          Director                                   August 4, 1999
----------------------------------------
L. John Doerr

/s/ Joe F. Hanauer                         Director                                   August 4, 1999
----------------------------------------
Joe F. Hanauer

/s/ William E. Kelvie                      Director                                   August 4, 1999
----------------------------------------
William E. Kelvie

/s/ Kenneth K. Klein                       Director                                   August 4, 1999
----------------------------------------
Kenneth K. Klein


                                 Exhibit Index
                                 -------------


Exhibit                                 Exhibit
 Number                                  Title
 ------                                  -----
5.01           Opinion of Fenwick & West LLP.

23.01          Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02          Consent of PricewaterhouseCoopers LLP, independent accountants.

23.03          Consent of Ernst & Young LLP, independent auditors.

24.01          Power of Attorney (see page 6).